As filed with the Securities and Exchange Commission on December 7, 2007
     Registration No. 333-147573

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNTAX-BRILLIAN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0567906

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1600 North Desert Drive
Tempe, Arizona 85281-1230
(602) 389-8888
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)
James Ching Hua Li
President and Chief Executive Officer
Syntax-Brillian Corporation
1600 North Desert Drive
Tempe, Arizona 85281-1230
(602) 389-8888
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Brian H. Blaney, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8000
Facsimile: (602) 445-8100
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2007
PROSPECTUS
10,034,671 Shares
Common Stock

     The stockholders of Syntax-Brillian Corporation listed in this prospectus are offering for sale up to 10,034,671 shares of common stock, which includes up to 6,950,726 shares of common stock issuable upon the exercise of warrants.
     We expect that sales made pursuant to this prospectus will be made
•	in broker’s transactions,

•	in block trades on the Nasdaq Global Market,

•	in transactions directly with market makers, or

•	in privately negotiated sales or otherwise.
     We will not receive any of the proceeds of sales by the selling stockholders. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of common stock.
     The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. Securities laws and SEC regulations may require the selling stockholders to deliver this prospectus to purchasers when they sell their shares of common stock.
     Our common stock is traded on the Nasdaq Global Market under the symbol “BRLC.” On December 3, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $2.83 per share.

     See “Risk Factors” on page 3 for a discussion of certain risk factors that should be considered by prospective purchasers of our common stock offered under this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December     , 2007.

     We have not authorized any person to give any information or to make any representation not contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by or on behalf of us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares covered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. The information in this prospectus is current as of its date. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the affairs of our company or that the information contained in this prospectus is correct as of any subsequent date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering.
•	Annual Report on Form 10-K for the year ended June 30, 2007, as filed on September 13, 2007;

•	Proxy Statement dated November 5, 2007, as filed on November 5, 2007;

•	Supplement dated November 14, 2007 to the Proxy Statement, as filed on November 14, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as filed on November 14, 2007 (as amended as set forth below);

•	Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended September 30, 2007, as filed on November 15, 2007;

•	Current Report on Form 8-K, as filed on July 25, 2007;

•	Current Report on Form 8-K, as filed on July 30, 2007;

•	Current Report on Form 8-K, as filed on August 29, 2007;

•	Current Report on Form 8-K, as filed on September 12, 2007;

•	Current Report on Form 8-K, as filed on September 28, 2007;

•	Current Report on Form 8-K, as filed on October 4, 2007;

•	Current Report on Form 8-K, as filed on October 23, 2007;

•	Current Report on Form 8-K, as filed on November 1, 2007;

•	Current Report on Form 8-K, as filed on December 3, 2007; and

•	The description of our common stock contained in our registration statement on Form 10 (Registration No. 000-50289), including any amendments or reports filed for the purpose of updating that description.
     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.
     You may request a copy of these filings at no cost by writing or telephoning our corporate secretary at the following address and number: Syntax-Brillian Corporation, 1600 North Desert Drive, Tempe, Arizona 85281, telephone (602) 389-8888.

i

PROSPECTUS SUMMARY
     The following summary does not contain all of the information that may be important to purchasers of our common stock. Prospective purchasers of our common stock should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.
The Company
     We are a leading designer, developer, and distributor of high-definition televisions, or HDTVs, utilizing liquid crystal display, or LCD technology. Under our Ölevia brand name, we sell our LCD HDTVs in a broad array of screen sizes to international, national, regional, and online consumer electronics retailers and distributors. Through these sales channels, we sell HDTVs designed to meet the individual needs of a variety of end-user consumers, including consumers in the price-conscious, high-performance, and high-end home theater markets. In order to best address the price and performance requirements of our sales channel customers and end-user consumers, we have established a virtual manufacturing model utilizing components sourced in Asia, third-party contract manufacturers located in Asia, and third-party assemblers located in close proximity to end-user consumers to produce our HDTVs.
     In addition, as a result of our November 2006 acquisition of Vivitar Corporation, we are now a leading supplier of both digital and film cameras, providing us a broad line of digital imaging products, including digital cameras, point and shoot cameras, 35 millimeter single lens reflex cameras, auto focus cameras, digital video cameras, multimedia players, flash units, binoculars, projectors, and camera accessories.
     We have focused primarily on HDTV products, allowing us to gain market share by leveraging our close supplier relationships to create value for our sales channel customers and ultimately end-user consumers. In order to capture this value effectively, we have created a global virtual manufacturing model to reduce cost and capital expenses and enable us to concentrate on product design, marketing, research and development, and technological advances.
Our Strategy
     Our goal is to enhance our position in the global markets we address as well as to continue the significant growth we have experienced. Key elements of our HDTV strategy include the following:
•	increase consumer awareness of our brands and products;

•	expand our product distribution channels;

•	leverage our global virtual manufacturing model;

•	capitalize on our technological expertise; and

•	pursue additional strategic acquisitions and relationships.

Our Offices
     We maintain our principal executive offices at 1600 North Desert Drive, Tempe, Arizona 85281. Our telephone number is (602) 389-8888.
     Our website is located at www.syntaxbrillian.com. The information contained on our website does not constitute part of this prospectus. Through our website, we make available free of charge our annual reports on Form 10-K, our proxy statements, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. These reports are available as soon as reasonably practicable after we electronically file those materials with the SEC. We also post on our website the charters of our Audit, Compensation, and Nominating Committees; our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. The documents are also available in print by contacting our corporate secretary at our executive offices.
The Offering

Common Stock offered by the selling stockholders	10,034,671 shares

Use of proceeds	We will not receive any of the proceeds of sales of common stock by the selling stockholders.

Nasdaq Global Market symbol	BRLC

RISK FACTORS
     Investing in our common stock involves a high degree of risk. Please see the risk factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended June 30, 2007, which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks in addition to the information we include or incorporate by reference in this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information contained in this prospectus and the documents incorporated by reference in this prospectus concerning our future, proposed, and anticipated activities; certain trends with respect to our revenue, operating results, capital resources, and liquidity or with respect to the markets in which we compete; and other statements regarding matters that are not historical facts are forward-looking statements, as such term is defined in the Securities Act. Forward-looking statements include statements regarding our “expectations,” “anticipation,” “intentions,” “beliefs,” or “strategies” regarding the future. Forward-looking statements, by their very nature, include risks and uncertainties, many of which are beyond our control. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed above under “Risk Factors,” which include, but are not limited to, the following:
•	the demand for our HDTV products;

•	our inability to raise additional capital to fund the expansion of our business;

•	our dependence on sales by various retailers and distributors;

•	our inability to collect our accounts receivable;

•	the competitive nature of the HDTV industry and the effect of competing technologies;

•	the inability of our contract manufacturers and assemblers to produce and deliver products in a timely manner;

•	our ability to obtain sufficient levels of components necessary for the production of our products at satisfactory prices;

•	our inability to accurately forecast our needs for components and materials;

•	our inability to increase revenue, control costs, and maintain profitability;

•	our inability to effectively manage our growth;

•	our inability to realize the expected benefits of our acquisitions;

•	our inability to effectively transact business in foreign countries;

•	our inability to create and introduce new products and technologies;

•	our inability to protect our intellectual property;

•	the cyclical nature of the consumer electronics industry;

•	the significant periodic and seasonal fluctuations in our operating results;

•	unforeseen failures and undetected errors resulting from the complexity of our products;

•	our reliance on our executive officers and key personnel;

•	our inability to successfully acquire and integrate companies that would complement our business;

•	the effects of government regulation; and

•	our inability to remediate the material weaknesses in our internal control over financial reporting.

USE OF PROCEEDS
     We will not receive any of the proceeds from sales of shares of common stock by the selling stockholders.
SELLING STOCKHOLDERS
     The following table sets forth (1) the name of each selling stockholder, (2) the number of shares of common stock beneficially owned by each selling stockholder including shares that may be offered for the account of each selling stockholder under this prospectus, and (3) the number of shares of common stock that will be beneficially owned by each selling stockholder upon completion of the offering. Information concerning the selling stockholders was obtained from the selling stockholders but has not been independently verified by us. The term “selling stockholder” includes the entities listed below and their respective transferees, pledgees, donees, or other successors.
     Under the terms of the warrants held by the selling stockholders, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants that have not been exercised. The number of shares being registered for sale does not reflect this limitation.

			Shares Beneficially
	Shares Beneficially	Shares Being	Owned After
	Owned Prior to	Registered	Offering (1)(2)
Name of Selling Stockholder	Offering (1)	for Sale(2)	Number	Percent
Silver Point Capital, L.P. (3)	5,082,006	5,082,006	—	—
SPCP Group, L.L.C. (4)	1,593,278	1,593,278	—	—
SPCP Group III LLC (4)	192,293	192,293	—	—
Durham Capital Corporation (5)	83,149	83,149	—	—
TECO Electric & Machinery Co., Ltd. (6)	3,083,945	3,083,945	—	—

(1)	The numbers and percentages shown include (a) the number of shares of common stock actually owned as of December 5, 2007, and (b) the shares of common stock that the identified person had the right to acquire within 60 days of December 5, 2007. In calculating the percentage of ownership, all shares of common stock which the identified person has the right to acquire within 60 days of December 5, 2007 are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(2)	We have no assurance that the selling stockholders will sell any of the shares being registered for sale. See “Plan of Distribution.” The shares of common stock registered for sale by Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC consist of 130% of the shares issuable upon exercise of a warrant held by each such stockholder. Such additional shares may be issued as a result of anti-dilution adjustments in the warrants.

(3)	Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point Capital, L.P. (“Silver Point”) and as a result may be deemed to be the beneficial owner of all of the securities held by Silver Point. Edward A. Mulé and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owners of all of the securities held by Silver Point. Management and Messrs. Mulé and O’Shea disclaim beneficial ownership of the securities held by Silver Point except to the extent of their pecuniary interests.

(4)	SPCP Group, L.L.C. is owned by Silver Point Capital Fund, L.P. (the “Fund”) and Silver Point Capital Offshore Fund (the “Offshore Fund”). Silver Point Capital, L.P. (“Silver Point”) is the investment manager of the Fund and the Offshore Fund. Silver Point is controlled by Edward A. Mulé and Robert J. O’Shea. SPCP Group III LLC is an affiliate of Silver Point (via common ownership) and is controlled by Messrs. Mulé and O’Shea.

(5)	Sylvester F. Miniter, the President of Durham Capital Corporation, exercises voting and dispositive power over the shares held by this selling stockholder. The address of this selling stockholder is 590 Madison Avenue, 21st Floor, New York, New York 10022.

(6)	Mr. Chao Kai Liu is the Chairman of this selling stockholder and exercises voting and dispositive power over the shares held by this selling stockholder. The address of this selling stockholder is 5F, No 19-9, San Chong Rd., Nan-Kang, Taipei, Taiwan.

PLAN OF DISTRIBUTION
     We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, through
•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	transactions in which broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
Indemnification for Securities Act Liabilities
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Certain members of such firm beneficially owned 10,274 shares of our common stock as of the date of this prospectus.
EXPERTS
     The consolidated financial statements of Syntax-Brillian Corporation appearing in Syntax-Brillian Corporation’s Annual Report (Form 10-K) for the year ended June 30, 2007 (including the schedule appearing therein) and the effectiveness of internal control over financial reporting of Syntax-Brillian Corporation as of June 30, 2007 included therein (which did not include an evaluation of the internal control over financial reporting of Vivitar, Inc. and also concludes, among other things, that Syntax-Brillian Corporation did not maintain effective internal control over financial reporting as of June 30, 2007, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein) have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon; which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above-referenced exclusion of Vivitar, Inc. from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein and incorporated herein by reference. Such consolidated financial statements and the effectiveness of internal control over financial reporting have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated balance sheets of Syntax-Brillian Corporation as of June 30, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2006 incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended June 30, 2006 have been audited by Grobstein, Horwath & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the common stock offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement, those exhibits and schedules, and to the information incorporated by reference in this prospectus.
     We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Anyone may inspect a copy of the registration statement and our other filings without charge at the public reference facility maintained by the SEC in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement and our other filings may be obtained from that facility upon payment of the prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

10,034,671 Shares
Common Stock

PROSPECTUS

December    , 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the expenses payable by us in connection with the offering described in the Registration Statement. We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable broker’s commissions and expenses. All of the amounts shown are estimates except for the SEC registration fee:

Amount to be Paid
SEC Registration Fee	$940
Accountants’ Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Printing and Engraving Expenses	10,000
Miscellaneous Fees	4,060

Total	$50,000

Item 15. Indemnification of Directors and Officers.
     The certificate of incorporation and bylaws of the registrant provide that the registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law, to each person who is or was a director or officer of the registrant, or who serves or served any other enterprise or organization at the request of the registrant (an “Indemnitee”).
     Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the Board of Directors of the registrant deems appropriate.
     In addition, the registrant has entered into indemnification agreements that require the registrant to indemnify the directors, officers, and certain other representatives of the registrant against expenses and certain other liabilities arising out of their conduct on behalf of the registrant to the maximum extent and under all circumstances permitted by law.
Item 16. Exhibits.

Exhibit
Number	Exhibit

4.1	Specimen of Common Stock Certificate (1)

4.2	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate (2)

4.12	Amendment No. 1 to Rights Agreement, dated as of November 8, 2005, between the Registrant and The Bank of New York, as Rights Agent (3)

4.20	Registration Rights Agreement, dated as of August 23, 2007, between the Registrant and TECO Electric & Machinery Co., Ltd. (4)

4.21	Registration Rights Agreement, dated as of October 26, 2007, by and among the Registrant, Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC (5)

4.22	Warrant to purchase shares of common stock of the Registrant issued to Silver Point Capital, L.P., dated October 26, 2007 (5)

4.23	Warrant to purchase shares of common stock of the Registrant issued to SPCP Group, L.L.C., dated October 26, 2007 (5)

4.24	Warrant to purchase shares of common stock of the Registrant issued to SPCP Group III LLC, dated October 26, 2007 (5)

*5.1	Opinion of Greenberg Traurig, LLP

*23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Grobstein, Horwath & Company LLP

*24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 30, 2005, as filed with the SEC on December 6, 2005.

(2)	Incorporated by reference to the Registration Statement on Form 10/A (Amendment No. 4) as filed with the SEC on September 3, 2003.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 8, 2005, as filed with the SEC on November 10, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 23, 2007, as filed with the EC on August 29, 2007.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 26, 2007, as filed with the SEC on November 1, 2007.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tempe, state of Arizona, on December 5, 2007.

SYNTAX-BRILLIAN CORPORATION
By:	/s/ James Ching Hua Li*
James Ching Hua Li
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

	Signature	Position	Date

	/s/ Vincent F. Sollitto, Jr.*	Executive Chairman of the Board	December 5, 2007

	Vincent F. Sollitto, Jr.	(Principal Executive Officer)

	/s/ James Ching Hua Li*	President, Chief Executive	December 5, 2007

	James Ching Hua Li	Officer, and Director

	/s/ John S. Hodgson	Executive Vice President,	December 5, 2007

	John S. Hodgson	Chief Financial Officer, and Director (Principal Accounting and Financial Officer)

	/s/ Man Kit Chow*	Chief Procurement Officer and Director	December 5, 2007

Man Kit Chow

	/s/ Christopher C.L. Liu*	Director	December 5, 2007

Christopher C.L. Liu

	/s/ David P. Chavoustie*	Director	December 5, 2007

David P. Chavoustie

	/s/ Yasushi Chikagami*	Director	December 5, 2007

Yasushi Chikagami

	/s/ Shih-Jye Cheng*	Director	December 5, 2007

Shih-Jye Cheng

	/s/ Max Fang*	Director	December 5, 2007

Max Fang

	/s/ Bruce I. Berkoff*	Director	December 5, 2007

Bruce I. Berkoff

*By:	/s/ John S. Hodgson

John S. Hodgson Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Specimen of Common Stock Certificate (1)

4.2	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, including Form of Right Certificate (2)

4.12	Amendment No. 1 to Rights Agreement, dated as of November 8, 2005, between the Registrant and The Bank of New York, as Rights Agent (3)

4.20	Registration Rights Agreement, dated as of August 23, 2007, between the Registrant and TECO Electric & Machinery Co., Ltd. (4)

4.21	Registration Rights Agreement, dated as of October 26, 2007, by and among the Registrant, Silver Point Capital, L.P., SPCP Group, L.L.C., and SPCP Group III LLC (5)

4.22	Warrant to purchase shares of common stock of the Registrant issued to Silver Point Capital, L.P., dated October 26, 2007 (5)

4.23	Warrant to purchase shares of common stock of the Registrant issued to SPCP Group, L.L.C., dated October 26, 2007 (5)

4.24	Warrant to purchase shares of common stock of the Registrant issued to SPCP Group III LLC, dated October 26, 2007 (5)

*5.1	Opinion of Greenberg Traurig, LLP

*23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Grobstein, Horwath & Company LLP

*24.1	Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)

*	Previously filed.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 30, 2005, as filed with the SEC on December 6, 2005.

(2)	Incorporated by reference to the Registration Statement on Form 10/A (Amendment No. 4) as filed with the SEC on September 3, 2003.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 8, 2005, as filed with the SEC on November 10, 2005.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 23, 2007, as filed with the EC on August 29, 2007.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 26, 2007, as filed with the SEC on November 1, 2007.